CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-283569 on Form S-6 of our report dated January 22, 2025, relating to the Statements of Financial Condition, including the portfolios of investments, of Morgan Stanley Portfolios, Series 76, comprising Quality Dividend Strategy, Series 15 and Growth at a Reasonable Price Strategy, Series 11, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
January 22, 2025